Exhibit 8.1

March 19, 2018

Babcock & Wilcox Enterprises, Inc.
The Harris Building
13024 Ballantyne Corporate Place
Charlotte, North Carolina 28777
Attn:     J. André Hall
Senior Vice President, General
Counsel, Corporate Secretary
Re:    Jones Day Tax Opinion
Ladies and Gentlemen:
We are acting as United States federal income tax counsel (“Tax Counsel”) for Babcock & Wilcox Enterprises, Inc., a Delaware Corporation (“B&W”), in connection with the preparation for and execution of the rights offering that will commence on March 19, 2018 (the “Rights Distribution Date”) pursuant to which B&W will distribute (the “Rights Distribution”) to all holders of its common stock, par value $0.01 per share (the “Common Shares),” one non-transferable subscription right (a “Right”) to purchase 1.4 Common Shares for each Common Share outstanding (the “Rights Offering”). The Rights Offering is described in the Registration Statement on Form S-3 Prospectus Supplement (the “Registration Statement”) as filed by B&W with the Securities and Exchange Commission on March 19, 2018. Unless otherwise indicated, any capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed to them in the Registration Statement.
In our capacity as Tax Counsel, we have reviewed the Registration Statement, including the Exhibits thereto and such other documents and corporate records as we have deemed necessary or appropriate. In formulating our opinion, we have assumed that (i) the Rights Distribution will be consummated as described in the Registration Statement, and that the facts included in the Registration Statement are true, correct and complete when made and will be true, correct and complete through the Rights Distribution Date, (ii) the representations, assumptions and warranties contained in the representation letter dated March 19, 2018 prepared by B&W and delivered by B&W to Tax Counsel on March 19, 2018 were true, correct and complete when made and will continue to be true, correct and complete at all times thereafter, (iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and that all natural persons are of legal capacity. With respect to any of the representations, assumptions and warranties in any of the foregoing documents that are made “to the best knowledge of” or are similarly qualified, we have assumed that such representations are accurate, in each case, without such qualification.

Based upon and subject to the foregoing, we are of the opinion that, for U.S. federal income tax purposes, (i) no gain or loss should be recognized by B&W as a result of the Rights Distribution, and (ii) no gain or loss should be recognized by, and no amount should be included in the income of, holders of the Common Shares upon the receipt of a Right in the Rights Distribution.
No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Rights Distribution under state, local or non-United States laws and the reasonableness of the assumptions and accuracy of the representations relied upon by us in rendering the opinion described herein. Furthermore, our opinion is based upon current United States federal income tax law and administrative practice, and subsequent changes in such law or practice could adversely affect our opinion expressed herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of United States federal income tax laws following the Rights Distribution Date.
We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.  We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Offering, including the Prospectus Supplement constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
This opinion letter is rendered to you solely for your use, information and benefit, and it may not be relied on by any other person without our consent.

Very truly yours,

/s/ Jones Day

cc: Paul V. Cappiello